                                                    Registration No. 333-216083
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                       POST-EFFECTIVE AMENDMENT NO. 2 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                     AXA EQUITABLE LIFE INSURANCE COMPANY
            (Exact name of registrant as specified in its charter)

                               -----------------

                                   NEW YORK
        (State or other jurisdiction of incorporation or organization)

                                  13-5570651
                     (I.R.S. Employer Identification No.)

             1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                (212) 554-1234
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                  SHANE DALY
                 VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
                     AXA EQUITABLE LIFE INSURANCE COMPANY
             1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                (212) 554-1234
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                               -----------------

Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer","smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer  [_]                                                 Accelerated filer          [_]

Non-accelerated filer    [X]  (do not check if a smaller reporting company)  Smaller reporting company  [_]

                                                                             Emerging growth company    [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. [_]

                               -----------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                     Note

This Post-Effective Amendment No. 2 ("PEA") to the Form S-3 Registration Statement No. 333-216083 ("Registration Statement") of AXA Equitable Life Insurance Company ("AXA Equitable") is being filed for the purpose of including in the Registration Statement the additions/modifications reflected in the Return of Premium Death Benefit Supplement. Part II has also been updated pursuant to the requirements of Form S-3. For avoidance of doubt, Part I included in Pre-Effective Amendment No. 2 to the Registration Statement (File No. 333-216083) is hereby incorporated by reference to the extent required by applicable law.

AXA Equitable Life Insurance Company


SUPPLEMENT DATED DECEMBER 21, 2017 TO THE JUNE 1, 2017 PROSPECTUS FOR STRUCTURED CAPITAL STRATEGIES(R) PLUS


--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced prospectus (the "Prospectus") offered by AXA Equitable Life Insurance Company ("AXA Equitable"). You should read this Supplement in conjunction with your Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in your Prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your Prospectus.

The purpose of this Supplement is to add an optional Return of Premium Death Benefit.

Please note the following changes to the Prospectus:

1. THE FOLLOWING HEREBY AMENDS, AND TO THE EXTENT INCONSISTENT REPLACES, THE CORRESPONDING INFORMATION IN "WHAT IS STRUCTURED CAPITAL STRATEGIES(R) PLUS?":

   Structured Capital Strategies(R) PLUS is a variable and index-linked deferred annuity contract issued by AXA EQUITABLE LIFE INSURANCE COMPANY. The Structured Capital Strategies(R) contract provides for the accumulation of retirement savings. The contract also offers several payout options and an optional death benefit. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, in one or more of the Segments comprising the Structured Investment Option or in our Dollar Cap Averaging Program. See "Definition of key terms" later in this Prospectus for a more detailed explanation of terms associated with the Structured Investment Option.


2. THE FOLLOWING HEREBY AMENDS, AND TO THE EXTENT INCONSISTENT REPLACES, THE CORRESPONDING INFORMATION IN "WHAT IS STRUCTURED CAPITAL STRATEGIES(R) PLUS?":

   WE RESERVE THE RIGHT TO DISCONTINUE THE ACCEPTANCE OF, AND/ OR PLACE ADDITIONAL LIMITATIONS ON, CONTRIBUTIONS INTO CERTAIN INVESTMENT OPTIONS, INCLUDING ANY OR ALL OF THE SEGMENTS COMPRISING THE STRUCTURED INVESTMENT OPTION. IF WE EXERCISE THIS RIGHT, YOUR ABILITY TO INVEST IN YOUR CONTRACT, INCREASE YOUR ACCOUNT VALUE AND, CONSEQUENTLY, INCREASE YOUR ACCOUNT VALUE DEATH BENEFIT OR RETURN OF PREMIUM DEATH BENEFIT, IF ELECTED, WILL BE LIMITED.

3. THE FOLLOWING HEREBY SUPPLEMENTS AND AMENDS, AND TO THE EXTENT INCONSISTENT REPLACES, THE CORRESPONDING INFORMATION IN "DEFINITIONS OF KEY TERMS":

   OWNER -- The "owner" is the person who is the named owner in the contract and, if an individual, is the measuring life for determining contract benefits, except for the Return of Premium Death Benefit.

   REFERENCE LIFE (LIVES) -- The Reference Life (or Reference Lives) is the individual or individuals on whose life we base the optional Return of Premium Death Benefit. We establish the Reference Life (or Reference Lives) at contract issue and the Reference Life (or Reference Lives) generally does not change. For contracts with a natural owner, the Reference Life (or Reference Lives) is the original owner (or original joint owners). For contracts with a non-natural owner, the Reference Life is the original annuitant. The Reference Life or Reference Lives may also be referred to as the Measuring Life or Measuring Lives in certain documents.

4. THE FOLLOWING HEREBY SUPPLEMENTS THE INFORMATION IN "STRUCTURED CAPITAL STRATEGIES(R) PLUS AT A GLANCE -- KEY FEATURES":



  ------------------------------------------------------------------------------
  DEATH BENEFITS  .   Return of Premium Death Benefit (for an additional
                      charge)
                     The optional Return of Premium Death Benefit is payable
                     upon the death of the Reference Life (or surviving
                     Reference Life if there are joint Reference Lives). The
                     Reference Life will not generally change even if the
                     owner or annuitant is changed. If elected, the death
                     benefit payable is the greater of the Return of Premium
                     Death Benefit amount (calculated as total contributions
                     reduced pro rata by any withdrawals) or the account
                     value. The guaranteed benefits under the contract are
                     supported by AXA Equitable's general account and are
                     subject to AXA Equitable's claims paying ability.
                     Con- tract owners should look to the financial strength
                     of AXA Equitable for its claims paying ability.

                  .   Account value death benefit (no additional charge)
  ------------------------------------------------------------------------------

5. THE FOLLOWING HEREBY AMENDS, AND TO THE EXTENT INCONSISTENT REPLACES, THE CORRESPONDING SECTION IN "FEE TABLE":


                ----------------------------------------------------------------
                 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS
                 (INCLUDING THE SEGMENT TYPE HOLDING ACCOUNTS) EXPRESSED AS
                 AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
                ----------------------------------------------------------------
                SEPARATE ACCOUNT ANNUAL EXPENSES:                         -
                ----------------------------------------------------------------
                   Variable Investment Option fee/(6)/                    1.15%
                   This fee does not apply to amounts held in a
                     Segment.
                ----------------------------------------------------------------
                   OPTIONAL SEPARATE ACCOUNT EXPENSES:
                ----------------------------------------------------------------
                     Return of Premium Death Benefit charge/(*)/          0.20%
                ----------------------------------------------------------------
                TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES WITH HIGHEST
                OPTIONAL SEPARATE ACCOUNT ANNUAL EXPENSES                 1.35%
                ----------------------------------------------------------------

 /(6)/On a non-guaranteed basis, we may waive any portion of the variable investment option fee as it applies to the EQ/Money Market variable investment option (including any amounts in the Segment Type Holding Accounts and dollar cap averaging account) to the extent that the fee exceeds the income distributed by the underlying EQ/Money Market Portfolio. This waiver is limited to the variable investment option fee, and it is not a fee waiver or performance guarantee for the underlying EQ/Money Market Portfolio. See "Variable Investment Option fee" in "Charges and expenses" later in this Prospectus.


 /(*)/On a non-guaranteed basis, we may waive any portion of the Return of Premium Death Benefit charge as it applies to the EQ/Money Market variable investment option (including any amounts in the Segment Type Holding Accounts and dollar cap averaging account) to the extent that the charge exceeds the income distributed by the underlying EQ/Money Market Portfolio. This waiver is limited to the Return of Premium Death Benefit charge, and it is not a fee waiver or performance guarantee for the underlying EQ/Money Market Portfolio. See "Return of Premium Death Benefit charge" in "Charges and expenses" later in this Prospectus.

6. THE FOLLOWING HEREBY SUPPLEMENTS THE INFORMATION IN "FEE TABLE":



                  --------------------------------------------------------------
                   CHARGES WE DEDUCT FROM SEGMENTS IF YOU ELECT THE OPTIONAL
                   RETURN OF PREMIUM DEATH BENEFIT, EXPRESSED AS AN ANNUAL
                   PERCENTAGE OF THE SEGMENT INVESTMENT
                  --------------------------------------------------------------
                  Return of Premium Death Benefit charge/(9)/             0.20%
                  --------------------------------------------------------------



 /(9)/The Return of Premium Death Benefit charge is deducted from each Segment on the Segment Maturity Date as part of the Segment Rate of Return calculation. If the contract is surrendered or annuitized, a withdrawal is taken, or a death benefit is paid, on any date other than the Segment Maturity Date, we will deduct a pro rata portion of the charge from each Segment.

7. THE FOLLOWING HEREBY AMENDS, AND TO THE EXTENT INCONSISTENT REPLACES, THE CORRESPONDING INFORMATION IN "FEE TABLE -- EXAMPLES":

   The example assumes that you invest $10,000 in the contract (and allocate the entire amount to the specified variable investment options and not to any Segments) for the time periods indicated and that your investment has a 5% return each year and you elected the Return of Premium Death Benefit. The example also assumes (i) the total annual expenses of the portfolios set forth in the previous tables; and (ii) there is no waiver of any withdrawal charge. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


------------------------------------------------------------------------------------------------------------------
                                    IF YOU SURRENDER YOUR CONTRACT AT     IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                    THE END OF THE APPLICABLE TIME PERIOD THE END OF THE APPLICABLE TIME PERIOD
------------------------------------------------------------------------------------------------------------------
                                    1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR    3 YEARS   5 YEARS   10 YEARS
------------------------------------------------------------------------------------------------------------------
AXABalanced Strategy                 $852    $1,274    $1,722    $2,816    $252      $774     $1,322     $2,816
------------------------------------------------------------------------------------------------------------------
EQ/MoneyMarket                       $817    $1,169    $1,548    $2,468    $217      $669     $1,148     $2,468
------------------------------------------------------------------------------------------------------------------


   The example assumes that you invest $10,000 in the contract (and allocate the entire amount to the specified variable investment options and not to any Segments) for the time periods indicated and that your investment has a 5% return each year and you did not elect the Return of Premium Death Benefit. The example also assumes (i) the total annual expenses of the portfolios set forth in the previous tables; and (ii) there is no waiver of any withdrawal charge. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


------------------------------------------------------------------------------------------------------------------
                                    IF YOU SURRENDER YOUR CONTRACT AT     IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                    THE END OF THE APPLICABLE TIME PERIOD THE END OF THE APPLICABLE TIME PERIOD
------------------------------------------------------------------------------------------------------------------
                                    1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR    3 YEARS   5 YEARS   10 YEARS
------------------------------------------------------------------------------------------------------------------
AXABalanced Strategy                 $831    $1,212    $1,619    $2,611    $231      $712     $1,219     $2,611
------------------------------------------------------------------------------------------------------------------
EQ/MoneyMarket                       $796    $1,107    $1,443    $2,255    $196      $607     $1,043     $2,255
------------------------------------------------------------------------------------------------------------------


8. THE FOLLOWING HEREBY SUPPLEMENTS THE INFORMATION IN "RISK FACTORS":


   . You cannot terminate the Return of Premium Death Benefit once you elect it. This means that you cannot avoid paying the charge for the Return of Premium Death Benefit even if you no longer want or need the protection offered by the Return of Premium Death Benefit. This also means you cannot avoid paying the charge when the account value is higher than your adjusted contributions.

   . If you elect the Return of Premium Death Benefit, then you cannot make contributions to the contract once the oldest living Reference Life reaches age 76 (or the first contract date anniversary if later). This means that you will not be able to increase the Return of Premium Death Benefit amount after this date.

   . If the owner of the contract is changed, the original owner(s) will remain as the Reference Life (Reference Lives) for the Return of Premium Death Benefit. This means that if the new owner dies before the Reference Life (Reference Lives), the Return of Premium Death Benefit is not payable. Also, the Return of Premium Death Benefit is not payable if the new owner elects an annuity payout option, which terminates the benefit.


   . If you elect the Return of Premium Death Benefit and subsequently divorce:


      -- if a portion of the account value is withdrawn due to divorce, the value of your Return of Premium Death Benefit will be reduced by an amount that may be more than the amount withdrawn;


      -- the sole Reference Life for this death benefit will not change even if the ownership does which may result in the beneficiary (or beneficiaries) not receiving the Return of Premium Death Benefit; and


      -- the joint Reference Lives will not change unless one ex-spouse is awarded sole ownership of the contract and all necessary documentation is provided to change the ownership of the contract to that ex-spouse before either one of the joint Reference Lives dies which may result in the beneficiary (or beneficiaries) not receiving the Return of Premium Death Benefit.

9. THE FOLLOWING HEREBY AMENDS, AND TO THE EXTENT INCONSISTENT REPLACES, THE CORRESPONDING INFORMATION IN THE TABLES UNDER THE HEADING "ADDITIONAL LIMITATIONS ON CONTRIBUTIONS TO YOUR CONTRACT" IN "CONTRACT FEATURES AND BENEFITS -- HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT?":

   . You may make subsequent contributions to the contract until the later of the older of the original annuitant's (if applicable) or owner's (or older original joint owner's if applicable) attained age 86 (76 if you have elected the Return of Premium Death Benefit) or the first contract date anniversary.

   . You may make rollover or direct transfer contributions to the contract until the later of the older of the original annuitant's (if applicable) or owner's (or older original joint owner's if applicable) attained age 86 (76 if you have elected the Return of Premium Death Benefit) or the first contract date anniversary.

10.THE FOLLOWING HEREBY AMENDS, AND TO THE EXTENT INCONSISTENT REPLACES, THE
   CORRESPONDING INFORMATION IN "CONTRACT FEATURES AND BENEFITS -- STRUCTURED INVESTMENT OPTION":


   SEGMENT MATURITY VALUE

   We calculate your Segment Maturity Value on the Segment Maturity Date using your Segment Investment and the Segment Rate of Return.


   Your Segment Maturity Value for all Segments is calculated as follows:

   We multiply your Segment Investment by your Segment Rate of Return to get your Segment Return Amount. Your Segment Maturity Value is equal to your Segment Investment plus your Segment Return Amount. Your Segment Return Amount may be negative, in which case your Segment Maturity Value will be less than your Segment Investment.


   For Standard Segments, the Segment Rate of Return is equal to the Index Performance Rate (the percentage change in the value of the related Index from the Segment Start Date to the Segment Maturity Date), subject to the Performance Cap Rate and Segment Buffer, minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected, as follows:

   -----------------------------------------------------------------------------
    IF THE INDEX PERFORMANCE RATE:        YOUR SEGMENT RATE OF RETURN WILL BE:
   -----------------------------------------------------------------------------
   exceeds the Performance Cap Rate       equal to the Performance Cap Rate
                                          minus the Return of Premium Death
                                          Benefit charge if the Return of
                                          Premium Death Benefit is elected
   -----------------------------------------------------------------------------
   is positive but less than the          equal to the Index Performance Rate
   Performance Cap Rate                   minus the Return of Premium Death
                                          Benefit charge if the Return of
                                          Premium Death Benefit is elected
   -----------------------------------------------------------------------------
   is flat or negative by a percentage    equal to 0%
   equal to or less than the Segment      minus the Return of Premium Death
   Buffer                                 Benefit charge if the Return of
                                          Premium Death Benefit is elected
   -----------------------------------------------------------------------------
   is negative by a percentage greater    negative, equal to the extent of the
   than the Segment Buffer                percentage exceeding the Segment
                                          Buffer
                                          minus the Return of Premium Death
                                          Benefit charge if the Return of
                                          Premium Death Benefit is elected
   -----------------------------------------------------------------------------

   These values are based on the value of the relevant Index on the Segment Start Date and the Segment Maturity Date. Any fluctuations in the value of the Index between those dates is ignored in calculating the Segment Rate of Return.

   For Annual Lock Segments, the Segment Rate of Return is equal to the cumulative result of each successive Annual Lock Yearly Rate of Return, minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected. The Annual Lock Yearly Rate of Return is equal to the Index Performance Rate (the percentage change in the value of the related Index from the Segment Start Date to the first Annual Lock Anniversary and thereafter from one Annual Lock Anniversary to the next), subject to the Performance Cap Rate and Segment Buffer, as follows:

   -----------------------------------------------------------------------------
    IF THE INDEX PERFORMANCE RATE FOR     YOUR ANNUAL LOCK YEARLY RATE OF
    THE ANNUAL LOCK PERIOD:               RETURN FOR THAT ANNUAL LOCK PERIOD
                                          WILL BE:
   -----------------------------------------------------------------------------
   exceeds the Performance Cap Rate       equal to the Performance Cap Rate
   -----------------------------------------------------------------------------
   is positive but less than the          equal to the Index Performance Rate
   Performance Cap Rate
   -----------------------------------------------------------------------------
   is flat or negative by a percentage    equal to 0%
   equal to or less than the Segment
   Buffer
   -----------------------------------------------------------------------------
   is negative by a percentage greater    negative, equal to the extent of the
   than the Segment Buffer                percentage exceeding the Segment
                                          Buffer
   -----------------------------------------------------------------------------

   We first multiply your Segment Investment by your Annual Lock Yearly Rate of Return for the first year (first Annual Lock Period) to get your Annual Lock Yearly Return Amount for that year (Annual Lock Period). Your Annual Lock Anniversary Ending Amount for the first Annual Lock Period is equal to your Segment Investment plus or minus your Annual Lock Yearly Return Amount for that Annual Lock Period. Your Annual Lock Yearly Return Amount for that period may be negative, in which case your Annual Lock Anniversary Ending Amount for that period will be less than your Segment Investment. The Annual Lock Anniversary Ending Amount on the first Annual Lock Anniversary is the Annual Lock Anniversary Starting Amount for the second year (second Annual Lock Period) that we multiply by the Annual Lock Yearly Rate of Return for that Annual Lock Period and so on for the remaining Annual Lock Periods until the Segment Maturity Date (sixth Annual Lock Anniversary). These values are based on the change in the value of the relevant Index during the relevant Annual Lock Period. Any fluctuation in the value of the Index between a Segment Start Date and the first Annual Lock Anniversary (and between each successive Annual Lock Anniversary thereafter) is ignored when calculating the Annual Lock Anniversary Ending Amount.


   Please note: (i) the Annual Lock Anniversary Starting Amount (and each subsequent Annual Lock Anniversary Starting and Ending Amount) is adjusted for any withdrawals (including any withdrawal charge and Return of Premium Death Benefit charge) from the Segment and (ii) the Annual Lock Anniversary Starting and Ending Amounts are used solely to calculate the Segment Maturity Value for Annual Lock Segments, are not credited to the contract, are not the Segment Interim Value, and cannot be received upon surrender or withdrawal.

11.THE FOLLOWING HEREBY AMENDS, AND TO THE EXTENT INCONSISTENT REPLACES, THE
   CORRESPONDING INFORMATION IN "STANDARD SEGMENT EXAMPLES" IN "CONTRACT FEATURES AND BENEFITS -- STRUCTURED INVESTMENT OPTION":


   Assume that you invest $1,000 in an S&P 500 Price Return Index, 6-year Segment with a -20% Segment Buffer, we set the Performance Cap Rate for that Segment at 45%, you make no withdrawal from the Segment and you did not elect the Return of Premium Death Benefit.


12.THE FOLLOWING HEREBY SUPPLEMENTS THE INFORMATION IN "STANDARD SEGMENT
   EXAMPLES" IN "CONTRACT FEATURES AND BENEFITS -- STRUCTURED INVESTMENT
   OPTION":


   Assume that you invest $1,000 in an S&P 500 Price Return Index, 6-year Segment with a -20% Segment Buffer, we set the Performance Cap Rate for that Segment at 45%, you make no withdrawal from the Segment and you did elect the Return of Premium Death Benefit.

   If the S&P 500 Price Return Index is 50% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 43.8% Segment Rate of Return, and your Segment Maturity Value would be $1,438. We reach that amount as follows:

   . The Index Performance Rate (50%) is greater than the Performance Cap Rate (45%), so the Segment Rate of Return (43.8%) is equal to the Performance Cap Rate (45%) minus the Return of Premium Death Benefit charge (1.20%).

   . The Segment Return Amount ($438) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (43.8%).

   . The Segment Maturity Value ($1,438) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($438).


   If the S&P 500 Price Return Index is 30% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a -11.2% Segment Rate of Return, and your Segment Maturity Value would be $888. We reach that amount as follows:

   . The Index Performance Rate is -30% and the Segment Buffer absorbs the first 20% of negative performance, so the Segment Rate of Return (-11.2%) is equal to -10% minus the Return of Premium Death Benefit charge (1.20%).

   . The Segment Return Amount (-$112) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (-11.2%).

   . The Segment Maturity Value ($888) is equal to the Segment Investment ($1,000) plus the Segment Return Amount (-$112).

13.THE FOLLOWING HEREBY AMENDS, AND TO THE EXTENT INCONSISTENT REPLACES, THE
   CORRESPONDING INFORMATION IN "CONTRACT FEATURES AND BENEFITS -- STRUCTURED INVESTMENT OPTION":


   ANNUAL LOCK SEGMENT EXAMPLES

   Assume that you invest $1,000 in an S&P 500 Price Return Index, 6-year Annual Lock Segment with a -10% Segment Buffer, we set the Performance Cap Rate for that Segment at 12%, you make no withdrawal from the Segment and you did not elect the Return of Premium Death Benefit.




14.The following hereby supplements the information in "ANNUAL LOCK SEGMENT
   EXAMPLES" in "CONTRACT FEATURES AND BENEFITS -- STRUCTURED INVESTMENT
   OPTION":

   Now assume that you did elect the Return of Premium Death Benefit.

   If the S&P 500 Price Return Index returns are as stated in the table above, then you will receive a 48.899% Segment Rate of Return, and your Segment Maturity Value would be $1,488.99. We reach that amount as follows:

   . The Segment Rate of Return (48.899%) is equal to the cumulative result of each successive Annual Lock Yearly Rate of Return (50.099%) minus the Return of Premium Death Benefit charge (1.20%). The cumulative result, also sometimes referred to as the percentage change, can also be calculated as the percentage change between the final Annual Lock Anniversary Ending Amount and the Segment Investment ((($1,500.99 - $1,000.00) / $1,000.00) * 100).


   . The Segment Return Amount ($488.99) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (48.899%).

   . The Segment Maturity Value ($1,488.99) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($488.99).


15.THE FOLLOWING HEREBY AMENDS, AND TO THE EXTENT INCONSISTENT REPLACES, THE
   CORRESPONDING INFORMATION IN "DETERMINING YOUR CONTRACT'S VALUE -- YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS, SEGMENT TYPE HOLDING ACCOUNTS AND THE DOLLAR CAP AVERAGING ACCOUNT":


   Each variable investment option (including the Segment Type Holding Accounts and dollar cap averaging account) invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------
UNITS MEASURE YOUR VALUE IN EACH
VARIABLE INVESTMENT OPTION.
--------------------------------------

   The unit value for each variable investment option depends on the investment performance of that option minus daily charges for the variable investment option fee and, if the Return of Premium Death Benefit is elected, minus the Return of Premium Death Benefit charge (which is added to the variable investment option fee and the combined amount is deducted). Each Segment Type Holding Account and the dollar cap averaging account are part of the EQ/Money Market variable investment option. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless it is:

   (i)increased to reflect additional contributions;

  (ii)decreased to reflect a withdrawal (including applicable withdrawal charges); or

 (iii)increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option.

   A description of how unit values are calculated is found in the SAI.


16.THE FOLLOWING HEREBY AMENDS, AND TO THE EXTENT INCONSISTENT REPLACES, THE
   CORRESPONDING INFORMATION IN "DETERMINING YOUR CONTRACT'S VALUE -- YOUR CONTRACT'S VALUE IN THE STRUCTURED INVESTMENT OPTION":

   We then compare the sum of the three components above with a limitation based on the Performance Cap Rate. In particular, the Segment Interim Value is never greater than the Segment Investment (or most recent Annual Lock Anniversary Starting Amount, if applicable) multiplied by the portion of the Performance Cap Rate corresponding to the portion of the Segment Duration (or Annual Lock Period for Annual Lock Segments) that has elapsed. This limitation is imposed to discourage owners from withdrawing from a Segment before the Segment Maturity Date where there may have been significant increases in the relevant Index early in the Segment Duration. If you elect the optional Return of Premium Death Benefit, a pro rata portion of the Return of Premium Death Benefit charge is also deducted from the lesser of these two values. For more information, please see Appendix III.

17.THE FOLLOWING HEREBY AMENDS, AND TO THE EXTENT INCONSISTENT REPLACES, THE
   CORRESPONDING INFORMATION IN "PARTIAL WITHDRAWALS" IN "ACCESSING YOUR MONEY -- WITHDRAWING YOUR ACCOUNT VALUE":

   Partial withdrawals out of Segments are permitted, subject to certain restrictions. See "How withdrawals are taken from your account value" later in this section. If you elect the optional Return of Premium Death Benefit, a pro rata portion of the Return of Premium Death Benefit charge will be deducted as part of the Segment Interim Value calculation at the time you take a partial withdrawal out of a Segment. A partial withdrawal from a Segment will reduce your Segment Investment in that Segment and, therefore, your Segment Maturity Value for that Segment. For Annual Lock Segments, a partial withdrawal will also reduce each Annual Lock Anniversary Starting and Ending Amount. The reduction in the Segment Investment and each Annual Lock Anniversary Starting and Ending Amount may be greater than the dollar amount of your withdrawal. For more information, see Appendix III. Withdrawals reduce the Return of Premium Death Benefit amount on a pro rata basis by the same proportion that the account value is reduced on the date of the withdrawal. The Segment Investment is also adjusted on a pro rata basis for withdrawals, including withdrawal charges and the portion of the Return of Premium Death Benefit charge, if applicable, that is attributable to the amount withdrawn.

18.THE FOLLOWING HEREBY SUPPLEMENTS THE INFORMATION IN "ACCESSING YOUR MONEY --
   SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE":

   If applicable, a pro rata portion of the Return of Premium Death Benefit charge is applied when calculating the Segment Interim Value of any Segments.

19.THE FOLLOWING HEREBY SUPPLEMENTS THE INFORMATION IN "ACCESSING YOUR MONEY --
   YOUR ANNUITY PAYOUT OPTIONS":

   Annuitization terminates the Return of Premium Death Benefit including if your contract reaches the maturity date. See "Annuity maturity date" later in this section.

20.THE FOLLOWING HEREBY AMENDS, AND TO THE EXTENT INCONSISTENT REPLACES, THE
   CORRESPONDING INFORMATION IN "THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION" IN "ACCESSING YOUR MONEY -- YOUR ANNUITY PAYOUT OPTIONS":

   There is no withdrawal charge imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain. If we are offering non-life contingent forms of annuities, the withdrawal charge will be imposed. If applicable, a pro rata portion of the Return of Premium Death Benefit charge is applied when calculating the Segment Interim Value of any Segments.

21.THE FOLLOWING HEREBY AMENDS, AND TO THE EXTENT INCONSISTENT REPLACES, THE
   INFORMATION IN "CHARGES THAT AXA EQUITABLE DEDUCTS":

   We deduct the following charges each day from the net assets of each variable investment option (including the Segment Type Holding Account and dollar cap averaging account). These charges are reflected in the unit values of each variable investment option:

   .   a variable investment option fee; and

   .   a Return of Premium Death Benefit charge (if applicable).

22.THE FOLLOWING HEREBY SUPPLEMENTS THE INFORMATION IN "CHARGES AND EXPENSES --
   CHARGES UNDER THE CONTRACTS:


   RETURN OF PREMIUM DEATH BENEFIT CHARGE

   If you elect the Return of Premium Death Benefit, we deduct:


   . A daily charge from the net assets in each variable investment option (including each Segment Type Holding Account and the dollar cap averaging account). The charge is equal to an annual rate of 0.20% of the net assets in each investment option. We add the Return of Premium Death Benefit charge to the variable investment option fee and deduct the combined amount on a daily basis from the net assets in each variable investment option. On a non-guaranteed basis, we may waive this fee under certain conditions. If the return on the EQ/Money Market variable investment option on any day is positive, but lower than the sum of the Return of Premium Death Benefit charge and the variable investment option fee, then we will waive the difference between the return on the EQ/Money Market variable investment option and the sum of the variable investment option fee and the Return of Premium Death Benefit charge, so that you do not receive a negative return. If the return on the EQ/Money Market variable investment option on any day is negative, we will waive the sum of the Return of Premium Death Benefit charge and the variable investment option fee entirely for that day, although your account value would be reduced by the negative performance of the EQ/Money Market variable investment option itself. We reserve the right to change or cancel this provision at any time.


       and


   . A charge from each Segment as part of the Segment Rate of Return. The charge is equal to an annual rate of 0.20% of the Segment Investment in each Segment for the Segment Duration and is deducted when calculating the Segment Rate of Return on the Segment Maturity Date. A pro rata portion of this charge is deducted as part of the Segment Interim Value calculation if a partial withdrawal is taken from a Segment on a date other than the Segment Maturity Date or if the contract is surrendered, annuitized or a death benefit paid on a date other than the Segment Maturity Date. The Segment Investment is also reduced if a portion of the Return of Premium Death Benefit charge is deducted as part of the Segment Interim Value calculation.

   The Return of Premium Death Benefit charge is designed to compensate us for providing the Return of Premium Death Benefit amount.

23.THE FOLLOWING HEREBY SUPPLEMENTS THE INFORMATION IN "PAYMENT OF DEATH
   BENEFIT":

   RETURN OF PREMIUM DEATH BENEFIT

   At issue, you may elect the optional Return of Premium Death Benefit for an additional charge. Once elected, the Return of Premium Death Benefit may not be voluntarily terminated.

   The Return of Premium Death Benefit amount is equal to your initial contribution and any subsequent contributions to the contract less a deduction that reflects any withdrawals you make from the contract (including any withdrawal charges). The amount of this deduction is described under "How withdrawals affect your Return of Premium Death Benefit" later in this section. The amount of any withdrawal charge is described in "Charges and expenses -- Withdrawal charge". The death benefit payable if the Return of Premium Death Benefit is elected is the greater of the Return of Premium Death Benefit amount or the account value on the date we receive satisfactory proof of the Reference Life's death, any required instructions for the method of payment, and all information and forms necessary to effect payment.

   The Return of Premium Death Benefit is payable prior to annuitization upon the death of the Reference Life (or surviving Reference Life if there are joint Reference Lives). While the owner of the contract can be changed, the Reference Life cannot generally be changed. After the contract is issued the Reference Life (Lives) can only change as follows:

   . if you provide the required forms to remove an original joint owner due to divorce, we also remove that joint owner as a Reference Life; or

   . if the sole beneficiary is the surviving spouse, is under age 86, and elects to continue the contract upon the death of the sole Reference Life who was also the sole owner, that surviving spouse will become the new Reference Life.

   If the contract has a non-natural owner, changing the annuitant will be treated as the death of the owner (but not as the death of the Reference
   Life) and the Return of Premium Death Benefit will not be payable but federal income tax rules will generally require payment of amounts under the contract within five years of changing the annuitant.

   The Return of Premium Death Benefit is not available for issue ages 76 and higher. If the contract has joint owners, they must be spouses to elect the Return of Premium Death Benefit and both be less than 76 years old at issue. The Return of Premium Death Benefit is not available if the contract has a non-natural owner and joint annuitants. No contributions are allowed after age 75 (or the first contract anniversary if later) if you elect the Return of Premium Death Benefit.

   A pro rata portion of the Return of Premium Death Benefit charge is deducted when calculating the Segment Interim Value if you withdrawal amounts from Segments on any day other than the Segment Maturity Date or if the contract is surrendered, annuitized or a death benefit paid on a date other than the Segment Maturity Date. The Segment Investment is also reduced if a portion of the Return of Premium Death Benefit charge is deducted as part of the Segment Interim Value calculation.

   HOW WITHDRAWALS AFFECT YOUR RETURN OF PREMIUM DEATH BENEFIT

   Withdrawals through the date of death of the Reference Life (or surviving Reference Life if there are joint Reference Lives) reduce the Return of Premium Death Benefit on a pro rata basis by the same proportion that the account value is reduced on the date of the withdrawal. If you take a withdrawal from your contract, you will reduce the Return of Premium Death Benefit amount and the reduction may be greater than the amount withdrawn. For example, if your account value is $30,000 and you withdraw $12,000 (including any withdrawal charge and Return of Premium Death Benefit charge), you have withdrawn 40% of your account value. If your Return of Premium Death Benefit amount was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 * 40%) and your new Return of Premium Death Benefit amount after the withdrawal would be $24,000 ($40,000 - $16,000). Withdrawals after the date of death of the Reference Life (or surviving Reference Life if there are joint Reference Lives) reduce the Return of Premium Death Benefit by the dollar amount your account value is reduced.

   HOW DIVORCE MAY AFFECT YOUR RETURN OF PREMIUM DEATH BENEFIT

   If you and your spouse become divorced after you purchase a contract with the Return of Premium Death Benefit, we will not divide the Return of Premium Death Benefit as part of the divorce settlement or judgement. If you are the sole owner (and Reference Life) of a contract with the Return of Premium Death Benefit, we will not remove you as the Reference Life even if your ex-spouse becomes the sole owner of the contract as part of the divorce settlement or judgement. If you and your spouse are joint Reference Lives and you subsequently divorce, only upon submission of the necessary documentation to change the ownership of the contract to only one of the ex-spouses will we drop the other one ex-spouse as a Reference Life. IF THE OWNERSHIP IS NOT CHANGED BEFORE ONE OF THE EX-SPOUSES DIES, THE RETURN OF PREMIUM DEATH BENEFIT WILL NOT BE PAYABLE. As noted earlier, the charge for the Return of Premium Death Benefit does not end on the transfer of ownership.

   As a result of the divorce, you may be required to withdraw amounts from the contract to be paid to your ex-spouse. Any such withdrawal will reduce the Return of Premium Death Benefit amount pro rata (and therefore possibly by more than the amount withdrawn), and a withdrawal charge and Return of Premium Death Benefit charge may also apply.

24.THE FOLLOWING HEREBY AMENDS, AND TO THE EXTENT INCONSISTENT REPLACES, THE
   CORRESPONDING INFORMATION IN "PAYMENT OF DEATH BENEFIT -- YOUR BENEFICIARY AND PAYMENT OF BENEFIT":


   DEATH BENEFIT


   The base death benefit is equal to the account value as of the date we receive satisfactory proof of the owner's death, any required instructions for the method of payment, and all information and forms necessary to effect payment. If you elected the Return of Premium Death Benefit, you will receive the greater of the Return of Premium Death Benefit amount or the account value as of the date we receive satisfactory proof of the Reference Life's death, any required instructions for the method of payment, and all information and forms necessary to effect payment.


   EFFECT OF THE OWNER'S DEATH


   THE RETURN OF PREMIUM DEATH BENEFIT WAS NOT ELECTED. In general, if the owner dies while the contract is in force but before annuitization, the contract terminates and the applicable death benefit is paid. If the contract is jointly owned, the death benefit is payable upon the death of the older owner. If the contract is owned by a non-natural person, the death of the primary annuitant triggers rules regarding the death of an owner.


   Once we have received notice of the owner's death, we will not make any transfers from Segment Type Holding Accounts to Segments. Amounts in the Segment Type Holding Accounts will be defaulted into the EQ/Money Market variable investment option. When Segments mature, the Segment Maturity Value will be transferred to the EQ/Money Market variable investment option.

   There are various circumstances, however, in which the contract can be continued by a successor owner or under a Beneficiary continuation option ("BCO"). For contracts with spouses who are joint owners, the surviving spouse will automatically be able to continue the contract under the "Spousal continuation" feature, or under our Beneficiary continuation option, as discussed below. For contracts with non-spousal joint owners, the joint owner will be able to continue the contract as a successor owner subject to the limitations discussed below under "Non-spousal joint owner contract continuation." If you are the sole owner and your spouse is the sole primary beneficiary, your surviving spouse can continue the contract as a successor owner, under "Spousal continuation" or under our Beneficiary continuation option, as discussed below.

   If the surviving joint owner is not the surviving spouse, or, for single owner contracts, if the beneficiary is not the surviving spouse, federal income tax rules generally require payments of amounts under the contract to be made within five years of an owner's death (the "5-year rule"). In certain cases, an individual beneficiary or non-spousal surviving joint owner may opt to receive payments over his/her life (or over a period not to exceed his/her life expectancy) if payments commence within one year of the owner's death. Any such election must be made in accordance with our rules at the time of death.


   THE RETURN OF PREMIUM DEATH BENEFIT WAS ELECTED. In general, if the owner, who is also the sole Reference Life, dies while the contract is in force but before annuitization, the contract terminates and the death benefit is paid. If the contract is jointly owned at issue and the Reference Lives are spouses when the first Reference Life dies, the Return of Premium Death Benefit is payable upon the death of the surviving Reference Life. If the contract is owned by a non-natural person, the annuitant will be the Reference Life and the death of the annuitant triggers the same rules that apply to the death of an owner.

   If the original owner is changed to a new owner, and the new owner (who is not the Reference Life) dies before the Reference Life (or surviving Reference Life, if applicable), the Return of Premium Death Benefit is not payable and the post-death distribution rules discussed above apply. SEE "The Return of Premium Death Benefit was not elected" above. Likewise, if a joint owner is added to the contract and that new joint owner (who is not the Reference Life) dies before the Reference Life, the Return of Premium Death Benefit is not payable and the post-death distribution rules apply.


   Once we have notice of the Reference Life's death (or surviving Reference Life's death, if applicable), we will not make any transfers from Segment Type Holding Accounts to Segments. Amounts in the Segment Type Holding Accounts will be defaulted into the EQ/Money Market variable investment option. When Segments mature, the Segment Maturity Value will be transferred to the EQ/Money Market variable investment option.

   There are certain circumstances, however, in which the contract can be continued by a successor owner or under the Beneficiary continuation option ("BCO"). If you are the sole Reference Life and your spouse is the sole primary beneficiary, your surviving spouse may be able to continue the contract as a successor owner, under "Spousal continuation" if your surviving spouse is not yet 76 years old. If your eligible surviving spouse continues the contract and the Return of Premium Death Benefit amount is greater than the account value, the difference will be added to the EQ/Money Market variable investment option unless your surviving spouse provides different allocation instructions. If the beneficiary is not the surviving spouse, Spousal continuation is not available, but other post-death payout options under the BCO may be available.

25.THE FOLLOWING HEREBY AMENDS, AND TO THE EXTENT INCONSISTENT REPLACES, THE
   CORRESPONDING INFORMATION IN "PAYMENT OF DEATH BENEFIT -- NON-SPOUSAL JOINT OWNER CONTRACT CONTINUATION":


   Upon the death of either owner, the surviving joint owner becomes the sole owner.

   Any amount payable under the contract must be fully paid to the surviving joint owner within five years, unless one of the exceptions described here applies. The surviving owner may instead elect to take an installment payout or an annuity payout option we may offer at the time under the contract, provided payments begin within one year of the deceased owner's death. If an annuity or installment payout is elected, the contract terminates and a supplemental contract is issued.

   If the older owner dies first, the surviving owner can elect to (1) take a lump sum payment; (2) take an installment payout or an annuity payout option we may offer at the time under the contract within one year; (3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option discussed below. If the contract continues, withdrawal charges will no longer apply if you did not elect the Return of Premium Death Benefit, and no additional contributions will be permitted.


   If the younger owner dies first, the surviving owner can elect to (1) take a lump sum payment; (2) take an installment payout or annuity within one year;
   (3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option discussed below. If the contract continues, withdrawal charges will continue to apply and no additional contributions will be permitted. If you did not elect the Return of Premium Death Benefit, the account value death benefit becomes payable to the beneficiary if the older owner dies within five years after the death of the younger owner.

26.THE FOLLOWING HEREBY AMENDS, AND TO THE EXTENT INCONSISTENT REPLACES, THE
   CORRESPONDING INFORMATION IN "PAYMENT OF DEATH BENEFIT -- SPOUSAL CONTINUATION":


   RETURN OF PREMIUM DEATH BENEFIT WAS NOT ELECTED. If you are the contract owner and your spouse is the sole primary beneficiary or you jointly own the contract with your younger spouse, or if the contract owner is a non-natural person and you and your younger spouse are joint annuitants, your spouse may elect to continue the contract as successor owner upon your death. Spousal beneficiaries (who are not also joint owners) must be 85 or younger as of the date of the deceased spouse's death to continue the contract under Spousal continuation. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

   Upon your death, the younger spouse joint owner (for NQ contracts only) or the spouse beneficiary (under a single owner contract) may elect to receive the death benefit, continue the contract under our beneficiary continuation option (as discussed below in this section) or continue the contract, as follows:

   . In general, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made.

   . If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant. If the deceased spouse was a joint annuitant, the contract will become a single annuitant contract.

   Where a NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trust, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

   Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

   For jointly owned NQ contracts, if the younger spouse dies first no death benefit is paid, and the contract continues as follows:

   . If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant. If the deceased spouse was a joint annuitant, the contract will become a single annuitant contract.

   .   The withdrawal charge schedule remains in effect.

   The transfer restrictions on amounts in Segments prior to election of Spousal continuation remain in place. Any amounts in Segments may not be transferred out of the Segments until their Segment Maturity Dates. The Segment Maturity Value may be reinvested in other investment options. However, if the beneficiary chooses the "5-year rule" they are not permitted to transfer any account value to any Segment but instead can only transfer account value to a variable investment option.


   If you divorce, Spousal continuation does not apply.

   RETURN OF PREMIUM DEATH BENEFIT WAS ELECTED. If you are the original contract owner (and Reference Life) and your spouse is the sole primary beneficiary, your spouse may elect to continue the contract, including the Return of Premium Death Benefit, as successor owner (and the new Reference
   Life) upon your death under certain conditions. The Return of Premium Death Benefit charge will continue to apply. Spousal beneficiaries (who were not also a Reference Life) must be 75 or younger as of the date of the deceased spouse's death to continue the contract under Spousal continuation. If you jointly own the contract with your spouse and you are joint Reference Lives, the contract continues with your spouse as the surviving Reference Life. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.


   If you divorce, Spousal continuation does not apply.


27.THE FOLLOWING HEREBY AMENDS, AND TO THE EXTENT INCONSISTENT REPLACES, THE
   CORRESPONDING INFORMATION IN "PAYMENT OF DEATH BENEFIT -- BENEFICIARY CONTINUATION OPTION":


   This feature permits a designated individual, on the contract owner's death, to maintain a contract with the deceased contract owner's name on it and receive distributions under the contract, instead of receiving the amount payable under the contract in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix II later in this Prospectus for further information.

   Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.


28.THE FOLLOWING HEREBY AMENDS, AND TO THE EXTENT INCONSISTENT REPLACES, THE
   CORRESPONDING INFORMATION IN "BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY" in "PAYMENT OF DEATH BENEFIT -- BENEFICIARY CONTINUATION OPTION":


   If the amount payable under the contract is a death benefit:

   . No withdrawal charges will apply to withdrawals of the death benefit by the beneficiary.

   If the amount payable under the contract is the cash value:

   . The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free withdrawal amount will continue to apply to withdrawals but does not apply to surrenders.

   . We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free withdrawal amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.


29.THE FOLLOWING HEREBY AMENDS, AND TO THE EXTENT INCONSISTENT REPLACES, THE
   CORRESPONDING INFORMATION IN "INCORPORATION OF CERTAIN DOCUMENTS BY
   REFERENCE":

   AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2016 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference, as are AXA Equitable's Quarterly Reports on Form 10-Q (filed on May 15, 2017, August 14, 2017 and November 21, 2017 (10-Q/A filed November 21, 2017)) and AXA Equitable's Current Reports on Form 8-K (filed on February 17, 2017, May 5, 2017, May 18, 2017, November 16, 2017, November 17, 2017 and December 21, 2017).

30.THE FOLLOWING HEREBY AMENDS, AND TO THE EXTENT INCONSISTENT REPLACES, THE
   CORRESPONDING INFORMATION IN "APPENDIX 1: CONDENSED FINANCIAL INFORMATION":

   Total separate account expenses of 1.15% and 1.35% were not offered as of December 31, 2016 for contracts offered by this prospectus, therefore condensed financial information is not available that reflects those total separate account expenses.



Structured Capital Strategies(R) PLUS is issued by and is a registered service mark of

             AXA Equitable Life Insurance Company (AXA Equitable). Co-distributed by affiliates AXA Advisors, LLC and AXA Distributors, LLC. 1290
                  Avenue of the Americas, New York, NY 10104.

   Copyright 2017 AXA Equitable Life Insurance Company. All rights reserved.

                     AXA Equitable Life Insurance Company
                1290 Avenue of the Americas, New York, NY 10104
                                (212) 554-1234

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                                                                       ESTIMATED
ITEM OF EXPENSE                                                         EXPENSE
---------------                                                       -----------
Registration fees                                                     $116,015.90
Federal taxes                                                             N/A
State taxes and fees (based on 50 state average)                          N/A
Trustees' fees                                                            N/A
Transfer agents' fees                                                     N/A
Printing and filing fees                                                $50,000*
Legal fees                                                                N/A
Accounting fees                                                           N/A
Audit fees                                                              $20,000*
Engineering fees                                                          N/A
Directors and officers insurance premium paid by Registrant               N/A

--------
* Estimated expense.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The by-laws of AXA Equitable Life Insurance Company ("AXA Equitable") provide, in Article VII, as follows:

         7.4 Indemnification of Directors, Officers and Employees. (a) To the extent permitted by the law of the State of New York and subject to all applicable requirements thereof:

                (i) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer or employee of the Company shall be indemnified by the Company;

                (ii) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate serves or served any other organization in any capacity at the request of the Company may be indemnified by the Company; and

                (iii) the related expenses of any such person in any of said categories may be advanced by the Company.

                       (b) To the extent permitted by the law of the State of New York, the Company may provide for further indemnification or advancement of expenses by resolution of shareholders of the Company or the Board of Directors, by amendment of these By-Laws, or by agreement. {Business Corporation Law ss.ss. 721-726; Insurance Law ss.1216}

                The directors and officers of AXA Equitable are insured under policies issued by X. L. Insurance Company, Arch Insurance Company, Endurance Insurance Company, U.S. Specialty Insurance, St. Paul Travelers, Chubb Insurance Company, AXIS Insurance Company and Zurich Insurance Company. The annual limit on such policies is $105 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

ITEM 16. EXHIBITS

         Exhibits No.

     (1) (a) Distribution Agreement dated as of January 1, 1998 among The Equitable Life Assurance Society of the United States (now AXA Equitable Life Insurance Company) for itself and as depositor on behalf of certain Separate Accounts, and Equitable Distributors, Inc. (now AXA Distributors, LLC), incorporated herein by reference to the Registration Statement on Form N-4 (File No. 333-64749), filed on August 5, 2011.

                (i) First Amendment dated January 1, 2001 to Distribution Agreement dated January 1, 1998, incorporated herein by reference to the Registration Statement on Form N-4 (File No. 333-64749), filed on August 5, 2011.

                (ii) Second Amendment dated January 1, 2012 to Distribution Agreement dated January 1, 1998, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593) filed on April 24, 2012.

                (iii) Third Amendment dated November 1, 2014 to Distribution Agreement dated January 1, 1998, incorporation herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 19, 2016.

         (b) Distribution and Servicing Agreement dated as of May 1, 1994, among Equico Securities (now AXA Advisors, LLC), The Equitable Life Assurance Society of the United States, and Equitable Variable Life Insurance Company, incorporated herein by reference to Exhibit 3(c) to the Registration Statement on Form N-4 (File No. 2-30070), refiled electronically July 10, 1998.

                (i) Letter of Agreement dated April 20, 1998 for Distribution Agreement, among The Equitable Life Assurance Society of the United States and EQ Financial Consultants, Inc. (now AXA Advisors, LLC), incorporated herein by reference to Exhibit No. 3(c) to Registration Statement (File No. 33-83750), filed on May 1, 1998.

         (c) Distribution Agreement for services by The Equitable Life Assurance Society of the United States to AXA Network, LLC and its subsidiaries dated January 1, 2000 incorporated herein by reference to Exhibit 3(d) to Registration Statement (File No. 33-83750) filed April 19, 2001.

         (d) Transition Agreement for services by AXA Network, LLC and its subsidiaries to The Equitable Life Assurance Society of the United States dated January 1, 2000 incorporated herein by reference to Exhibit 3(e) to Registration Statement (File No. 33-83750) filed April 19, 2001.

         (e) General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Exhibit 3(h) to the Registration Statement on Form N-4, (File No. 2-30070), filed April 19, 2004.

                (i) First Amendment dated January 1, 2003 to General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the

                       United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to the Registration Statement on Form N-4, (File No. 333-05593), filed
                       April 24, 2012.

                (ii) Second Amendment dated as of January 1, 2004 to General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to the Registration Statement on Form N-4, (File No. 333-05593), filed April 24, 2012.

                (iii) Third Amendment dated as of July 19,2004 to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-127445), filed on August 11, 2005.

                (iv) Fourth Amendment dated as of November 1, 2004 to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-127445), filed on August 11, 2005.

                (v) Fifth Amendment dated as of November 1, 2006, to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593), filed on April 24, 2012.

                (vi) Sixth Amendment dated as of February 15, 2008, to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593) filed on April 24, 2012.

                (vii) Seventh Amendment dated as of February 15, 2008, to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) to
                       Exhibit 3(r), filed on April 20, 2009.

                (viii) Eighth Amendment dated as of November 1, 2008, to
                       General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) to
                       Exhibit 3(s), filed on April 20, 2009.

                (ix) Ninth Amendment dated as of November 1, 2011 to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593) filed on April 24, 2012.

                (x) Tenth Amendment dated as of November 1, 2013, to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-178750) filed on October 16, 2014.

                (xi) Eleventh Amendment dated as of November 1, 2013, to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-178750) filed on October 16, 2014.

                (xii) Twelfth Amendment dated as of November 1, 2013, to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-178750) filed on October 16, 2014.

                (xiii) Thirteenth Amendment dated as of October 1, 2014 to
                       General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to the Registration Statement on Form N-4
                       (File No. 333-202147), filed on September 9, 2015.

                (xiv) Fourteenth Amendment dated as of August 1, 2015 to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to this Registration Statement on Form N-4
                       (File No. 2-30070), filed on April 19, 2016.

                (e)(xv)Sixteenth Amendment dated May 1, 2016 to the General
                       Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company, (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 18, 2017.

         (f) Form of Brokerage General Agent Sales Agreement with Schedule and Amendment to Brokerage General Agent Sales Agreement among [Brokerage General Agent] and AXA Distributors, LLC, AXA Distributors Insurance Agency, LLC, AXA Distributors Insurance Agency of Alabama, LLC, and AXA Distributors Insurance Agency of Massachusetts, LLC, incorporated herein by reference to Exhibit No. 3.(i) to Registration Statement (File No. 333-05593) on Form N-4, filed on April 20, 2005.

         (g) Form of Wholesale Broker-Dealer Supervisory and Sales Agreement among [Broker-Dealer] and AXA Distributors, LLC, incorporated herein by reference to Exhibit No. 3.(j) to Registration Statement (File No. 333-05593) on Form N-4, filed on April 20, 2005.

         (h) Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable Life Insurance Company ("AXA Equitable"), AXA Distributors and AXA Advisors dated July 15, 2002 is incorporated herein by reference to Post-Effective Amendment No. 25 to the EQ Advisor's Trust Registration Statement on Form N-1A (File No. 333-17217 and 811-07953), filed on February 7, 2003.

                (i) Amendment No. 1, dated May 2, 2003, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 28 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on February 10, 2004.

                (ii) Amendment No. 2, dated July 9, 2004, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 35 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on October 15, 2004.

                (iii) Amendment No. 3, dated October 1, 2004, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 35 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on October 15, 2004.

                (iv) Amendment No. 4, dated May 1, 2005, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 37 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on April 7, 2005.

                (v) Amendment No. 5, dated September 30, 2005, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 44 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on April 5, 2006.

                (vi) Amendment No. 6, dated August 1, 2006, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 51 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on February 2, 2007.

                (vii) Amendment No. 7, dated May 1, 2007, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 53 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on April 27, 2007.

                (viii) Amendment No. 8, dated January 1, 2008, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 56 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on December 27, 2007.

                (ix) Amendment No. 9, dated May 1, 2008, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 61 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on February 13, 2009.

                (x) Amendment No. 10, dated January 1, 2009, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 64 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on March 16, 2009.

                (xi) Amendment No. 11, dated May 1, 2009, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 67 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on April 15, 2009.

                (xii) Amendment No. 12, dated September 29, 2009, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 70 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on January 21, 2010.

                (xiii) Amendment No. 13, dated August 16, 2010, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 77 To the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on February 3, 2011.

                (xiv) Amendment No. 14, dated December 15, 2010, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to Post-Effective Amendment No. 77 To the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on February 3, 2011.

                (xv) Amendment No. 15, dated June 7, 2011, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable, AXA Distributors and AXA Advisors dated July 15, 2002 incorporated herein by reference to and/or previously filed with Post-Effective Amendment No. 84 to EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on
                       August 17, 2011.

                (xvi) Amendment No. 16, dated April 30, 2012, to the Amended and Restated Participation Agreement among EQ Advisors Trust, AXA Equitable and AXA Distributors dated
                       July 15,2002 incorporated herein by reference to Post-Effective Amendment No. 96 to the EQ Advisor's Trust Registration Statement (File No. 333-17217) on Form N-1A filed on February 7, 2012.

                (i)(a) Second Amended and Restated Participation Agreement
                       among the Trust, AXA Equitable, FMG LLC and AXA Distributors dated May 23, 2012, incorporated herein by reference to EQ Advisors Trust Registration Statement on Form N-1A (File No. 333-17217) filed on July 22, 2013.

                (a)(i) Amendment No. 1 dated as of June 4, 2013 to the Second
                       Amended and Restated Participation Agreement among the Trust, AXA Equitable, FMG LLC and AXA Distributors dated May 23, 2012, incorporated herein by reference to EQ Advisors Trust Registration Statement on Form N-1A (File No. 333-17217) filed on July 22, 2013.

                (a)(ii)Amendment No. 2 dated as of October 21, 2013 to the
                       Second Amended and Restated Participation Agreement among the Trust, AXA Equitable, FMG LLC and AXA Distributors dated May 23, 2012, incorporated herein by reference to EQ Advisors Trust Registration Statement on Form N-1A (File No. 333-17217) filed on July 22, 2013.

               (a)(iii)Amendment No. 3, dated as of April 4, 2014 ("Amendment
                       No. 3"), to the Second Amended and Restated
                       Participation Agreement, dated as of May 23, 2012, as amended ("Agreement"), by and among EQ Advisors Trust ("Trust"), AXA Equitable Life Insurance Company, AXA Equitable Funds Management Group, LLC and AXA Distributors, LLC (collectively, the "Parties"), incorporated herein by reference to EQ Advisors Trust Registration Statement on Form N-1A (File No. 333-17217) filed on April 30, 2014.

                (a)(iv)Amendment No. 4, dated as of June 1, 2014 ("Amendment
                       No. 4"), to the Second Amended and Restated
                       Participation Agreement, dated as of May 23, 2012, as amended ("Agreement"), by and among EQ Advisors Trust ("Trust"), AXA Equitable Life Insurance Company, AXA Equitable Funds Management Group, LLC and AXA Distributors, LLC (collectively, the "Parties"), incorporated herein by reference to EQ Advisors Trust Registration Statement on Form N-1A (File No. 333-17217) filed on April 30, 2014.

                (a)(v) Amendment No. 5, dated as of July 16, 2014 ("Amendment
                       No. 5"), to the Second Amended and Restated
                       Participation Agreement, dated as of May 23, 2012, as amended ("Agreement"), by and among EQ Advisors Trust ("Trust"), AXA Equitable Life Insurance Company, AXA Equitable Funds Management Group, LLC and AXA Distributors, LLC (collectively, the "Parties") "), incorporated herein by reference to EQ Advisors Trust Registration Statement on Form N-1A (File No. 333-17217) filed on February 5, 2015.

                (a)(vi)Amendment No.6, dated as of April 30, 2015 ("Amendment
                       No. 6"), to the Second Amended and Restated
                       Participation Agreement, dated as of May 23, 2012, as amended ("Agreement"), by and among EQ Advisors Trust ("Trust"), AXA Equitable Life Insurance Company, AXA Equitable Funds Management Group, LLC and AXA Distributors, LLC (collectively, the "Parties"), incorporated herein by reference to EQ Advisors Trust Registration Statement on Form N-1A (File No. 333-17217) filed on April 17, 2015.

               (a)(vii)Amendment No. 7 dated as of December 21, 2015
                       ("Amendment No. 7"), to the Second Amended and Restated Participation Agreement, dated as of May 23, 2012, as amended ("Agreement"), by and among EQ Advisors Trust ("Trust"), AXA Equitable Life Insurance Company, AXA Equitable Funds Management Group, LLC and AXA Distributors, LLC (collectively, the "Parties") incorporated herein by reference to EQ Advisors Trust Registration Statement on Form 485(a) (File
                       No. 333-17217) filed on February 11, 2016.

              (a)(viii)Amendment No. 8 dated as of December 9, 2016 ("Amendment
                       No. 8"), to the Second Amended and Restated
                       Participation Agreement, dated as of May 23, 2012, as amended ("Agreement"), by and among EQ Advisors Trust ("Trust"), AXA Equitable Life Insurance Company, AXA Equitable Funds Management Group, LLC and AXA Distributors, LLC (collectively, the "Parties") incorporated herein by reference to EQ Advisors Trust Registration Statement on Form 485(a) (File
                       No. 333-17217) filed on January 31, 2017.

     (2)        Not applicable

     (4) (a) Form of Flexible Premium Deferred Variable and Index Linked Annuity Contract, 2017SCSBASE-I-PL-A, previously filed with this registration statement (File No. 333-216083) on February 15, 2017.

         (b) Form of Flexible Premium Deferred Variable and Index Linked Annuity Contract, 2017SCSBASE-I-PL-B, previously filed with this registration statement (File No. 333-216083) on February 15, 2017.

         (c) Form of Data Pages, 2017SCS-DP-PL, previously filed with this registration statement (File No. 333-216083) on February 15, 2017.

         (d) Form of Endorsement Applicable to Traditional IRA, 2017IRA-SCS-I, previously filed with this registration statement (File No. 333-216083) on February 15, 2017.

         (e) Form of Endorsement Applicable to Non-Qualified Contracts, 2017NQ-SCS-I, previously filed with this registration statement (File No. 333-216083) on February 15, 2017.

         (f) Form of Endorsement Applicable to Roth IRA, 2017ROTH-SCS-I, previously filed with this registration statement (File No. 333-216083) on February 15, 2017.

         (g) Form of Endorsement Applicable to Qualified Defined Contribution Plans, 2016QPDC-SCS-I, incorporated herein by reference to Registration Statement No. 333-207256 on Form N-4 filed on December 23, 2015.

         (h) Form of Endorsement Applicable to Qualified Defined Benefit Plans, 2016QPDB-SCS-I, incorporated herein by reference to Registration Statement File No. 333-207256 on Form N-4 filed on December 23, 2015.

         (i) Form of Data Pages, 2017SCS-DP-PL(8-17), previously filed with this registration statement (File No. 333-216083) on August 25, 2017.

         (j)    Form of Endorsement Applicable to Traditional IRA
                2017-IRA-SCS-I ROPDB, previously filed with this registration statement (File No. 333-216083) on August 25, 2017.

         (k) Form of Endorsement Applicable to Non-Qualified Contracts, 2017 NQ-SCS-ROPDB previously filed with this registration statement (File No. 333-216083) on August 25, 2017.

         (l)    Form of Endorsement Applicable to Roth IRA, 2017
                ROTH-SCS-I-ROPDB previously filed with this registration statement (File No. 333-216083) on August 25, 2017.

         (m) Form of Rider, 2017SCS-ROPDB, previously filed with this registration statement (File No. 333-216083) on August 25, 2017.

     (5) Opinion of Shane Daly, Vice President and Associate General Counsel, filed herewith.

     (8)        Not applicable.

     (12)       Not applicable.

     (15)       Not applicable.

     (23)       Consent of PricewaterhouseCoopers LLP, filed herewith.

     (24)       Powers of Attorney, filed herewith.

     (25)       Not applicable.

     (26)       Not applicable.

ITEM 17. UNDERTAKINGS

                (a)      The undersigned registrant hereby undertakes:

                         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                   (i)  to include any prospectus required by
                                        section 10(a)(3) of the Securities Act
                                        of 1933;

                                   (ii) to reflect in the prospectus any facts
                                        or events arising after the effective
                                        date of the registration statement (or
                                        the most recent post-effective
                                        amendment thereof) which, individually
                                        or in the aggregate represent a
                                        fundamental change in the information
                                        set forth in the registration
                                        statement. Notwithstanding the
                                        foregoing, any increase or decrease in
                                        volume of securities offered (if the
                                        total dollar value of securities
                                        offered would not exceed that which was
                                        registered) and any deviation from the
                                        low or high end of the estimated
                                        maximum offering range may be reflected
                                        in the form of prospectus filed with
                                        the Commission pursuant to Rule 424(b)
                                        if, in the aggregate, the changes in
                                        volume and price represent no more than
                                        20% change in the maximum aggregate
                                        offering price set forth in the
                                        "Calculation of Registration Fee" table
                                        in the effective registration statement;

                                   (iii)to include any material information
                                        with respect to the plan of
                                        distribution not previously disclosed
                                        in the registration statement or any
                                        material change to such information in
                                        the registration statement;

                provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and
                (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

                         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                         (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                         (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
                                  The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

                (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on this 21st day of December, 2017.

                                   AXA EQUITABLE LIFE INSURANCE COMPANY
                                        (Depositor)

                                   By:  /s/ Shane Daly
                                        ----------------------------------------
                                        Shane Daly
                                        Vice President and Associate General
                                        Counsel
                                        AXA Equitable Life Insurance Company


   As required by the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:

PRINCIPAL EXECUTIVE OFFICER:

*Mark Pearson                  Chairman of the Board, Chief Executive Officer,
                               Director and President

PRINCIPAL FINANCIAL OFFICER:

*Anders B. Malmstrom           Senior Executive Director
                               and Chief Financial Officer

PRINCIPAL ACCOUNTING OFFICER:

*Andrea M. Nitzan              Executive Director, Chief Accounting Officer
                               and Controller

*DIRECTORS:

Thomas Buberl               Mark Pearson
Barbara Fallon-Walsh        Bertram L. Scott
Daniel G. Kaye              George Stansfield
Kristi A. Matus             Richard C. Vaughan
Ramon de Oliveira

*By:  /s/ Shane Daly
      --------------------------
      Shane Daly
      Attorney-in-Fact

December 21, 2017

                                 EXHIBIT INDEX


EXHIBIT NO.                                                           TAG VALUE

(5)         Opinion and Consent of Shane Daly                         EX-99.5

(23)        Consent of PricewaterhouseCoopers LLP                     EX-99.23

(24)        Powers of Attorney                                        EX-99.24